Exhibit 3.1

                                State of Florida

                                     [SEAL]

                               Department of State


I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of MARKETING EDUCATIONAL CORP., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is L89315.









Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capitol this the First day of April, 2605


GREAT SEAL OF THE STATE OF FLORIDA

IN GOD WE TRUST


                                                     /s/ Glenda E. Hood
                                                     ------------------------
                                                         Glenda E. Hood
                                                      Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                           MARKETING EDUCATIONAL CORP.


                                    ARTICLE I

The name of the Corporation is Marketing Educational Corp. The mailing address of this corporation shall be: 2021 Tyler Street1 Hollywood, FL 33022.

                                   ARTICLE II

The Corporation is organized for the purpose of transacting any and all business for which corporations may be formed under Chapter 601 of the Florida Statutes, as amended from time to time.

                                   ARTICLE III

The Corporation is authorized to issue l0,000,000 shares of common stock, par value $.00l per share.

                                   ARTICLE IV

The address of the initial registered office of the Corporation 2021 Tyler Street1 Hollywood, Florida 33022, and the name of the initial registered agent of the Corporation at such address is Robert A. Kasky.

                                    ARTICLE V

The Corporation shall have one (1) director initially and the number of directors may be increased or diminished from time to time as provided by the By-laws for the Corporation but shall never be less than one (1). The name and address of the initial Director is as follows:

                               L. Richard Vanover
                                    Suite #4
                                  3648 Winplace
                                Memphis, TN 38118

                                   ARTICLE VI

To the fullest extent permitted by the Florida General Corporation Act, the Corporation shall indemnify, or advance .expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Corporation; (ii) is or was serving at the request of the Corporation as a director of another corporation; (iii) is or was an officer of the Corporation, provided that such person is or was at the time a director of the Corporation; or (iv) is or was serving at the request of the Corporation as an officer of another corporation, provided that such person is or was at the. time a director of the Corporation or a director of such other corporation, serving at the request of the Corporation. Unless otherwise expressly prohibited by the Florida General Corporation Act, and except as otherwise provided in the previous sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that such person is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as an officer, employee or agent of another corporation. partnership, joint venture, trust or other enterprise. No person falling within he purview of this paragraph may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

                                   ARTICLE VII

The Corporation elects not to be governed by Florida Statute 607.109, as amended from time to time, relating to control share acquisitions.

                                  ARTICLE VIII

The Corporation elects not to be governed by Florida Statute Section 607.018, as amended from time to time, concerning affiliated transactions.

                                   ARTICLE IX

The name and address of the incorporator of this Corporation is. .L. Richard Vanover, Suite #4. 3648 Winplace, Memphis, Tennessee 38ll8.

                                    ARTICLE X

The Board of Directors and Shareholders may amend, repeal or adopt any By-law for the Corporation, but the Shareholders may prescribe that any By-law so amended, repealed or adopted by the Shareholders shall not be amended or repealed by the Board of Directors.

                                   ARTICLE XI

The duration of the Corporation is perpetual.

IN WITNESS WHEREOF the undersigned has executed these Articles of Incorporation this 20th day of July, 1990.


                                              /s/ L. Richard Vanover
                                              --------------------------
                                              L. Richard Vanover

STATE OF FLORIDA
COUNTY OF BROWARD

The foregoing instrument was acknowledged before me this 20th day of July, 1990, by L. Richard Vanover.


                                              /s/ Joan Tubanik
                                              ------------------------
                                              Notary Public


NOTARY PUBLIC STATE OF FLORIDA
MY COMMISSION EXP. MAY 28, 1994
BONDED THRU GENERAL INS. UND.

                            ACCEPTANCE OF APPOINTMENT

                                       OF

                                REGISTERED AGENT

I hereby accept the appointment as registered agent contained in the foregoing Articles of Incorporation and state that I am familiar with and accept the obligations of Section 607.325 of the Florida Statute, as amended


                                                  /s/ Robert A. Kasky
                                                  ---------------------------
                                                  Robert A. Kasky

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           MARKETING EDUCATIONAL CORP.
    (Name of corporation as currently filed with the Florida Dept. of State)

                                     L89315
                   (Document number of corporation (if known)

Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (if changing)


--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED - (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

                                   ARTICLE III

The corporation is authorized to issue 100,000,000 shares of common stock, par value $.001 per share.




                     (Attach additional pages if necessary)


If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)




                                   (continued)

The date of each amendment(s) adoption:  April 24, 2004

Effective date if applicable:  April 24, 2004
(no more than 90 days after amendment file date)

Adoption of Amendment(s)              (CHECK ONE)

[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by ___________________________."
          (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


Signed this 24th day of April, 2004

Signature /s/ Glenn A. Little
         -----------------------------

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - If in the hands of a receiver, trustee or other court appointed fiduciary by that fiduciary)

                                 Glenn A. Little
                    -----------------------------------------
                    (Typed or printed name of person signing)


                                    President
                    -----------------------------------------
                            (Title of person signing)


                                 FILING FEE: $35